UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2025

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9151 East Panorama Circle, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2025, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s By-laws (the “Amended and Restated By-Laws”), effective immediately. The changes effected by the Amended and Restated By-Laws, among other things:

•	Enhance advance notice requirements for shareholders submitting a director nomination or shareholder proposal pursuant to the Amended and Restated By-Laws, including requiring certain information about such nomination or proposal and the nominating or proposing shareholder;

•	Specify the powers of the chair of a shareholder meeting to regulate conduct at such meeting and to adjourn the meeting;

•	Require director candidates to make themselves available for interviews with members of the Board;

•	Provide that any shareholder soliciting proxies from other shareholders must use a proxy card color other than white;

•	Clarify the Board’s power to call special meetings of the Board on less than 24 hours’ notice, if necessary or appropriate under the circumstances; and

•	Implement non-substantive, technical, and conforming changes, including removing obsolete provisions.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Shareholders of the Company held on May 6, 2025 (the “Annual Meeting”), four proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2025 (the “Proxy Statement”).

Proposal 1: Election of Directors

The Company’s shareholders elected ten directors to the Board, each to hold office for a term of one year expiring at the 2026 annual meeting of the Company’s shareholders and until his or her successor has been elected and qualified. The voting results for each nominee were as follows:

Board Member	For	Withheld	Broker Non-votes
William F. Austen	38,313,713	7,697,397	1,807,438
Lawrence (Liren) Chen	45,769,384	241,726	1,807,438
Steven H. Gunby	45,261,766	749,344	1,807,438
Gail E. Hamilton	43,361,816	2,649,294	1,807,438
Michael D. Hayford	45,677,130	333,980	1,807,438
Andrew C. Kerin	43,264,093	2,747,017	1,807,438
Sean J. Kerins	45,682,580	328,530	1,807,438
Carol P. Lowe	44,404,611	1,606,499	1,807,438
Mary T. McDowell	45,666,536	344,574	1,807,438
Gerry P. Smith	45,575,506	435,604	1,807,438

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The appointment was ratified with 45,490,202 shares voting for, 2,308,953 shares voting against, and 19,393 shares abstaining.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as described in the Proxy Statement. The proposal was passed by the shareholders with 44,927,277 shares voting for, 1,037,850 shares voting against, 45,983 shares abstaining, and 1,807,438 broker non-votes.

Proposal 4: Advisory Vote to Approve a Shareholder Proposal to Replace Supermajority Voting Provisions in the Company’s Charter and By-laws with a Simple Majority Voting Standard

The Company’s shareholders approved, on an advisory basis, replacing supermajority voting provisions in the Company’s Certificate of Incorporation and By-laws with simple majority voting standards. The proposal was passed by the shareholders with 38,149,220 shares voting for, 7,814,930 shares voting against, 46,960 shares abstaining, and 1,807,438 broker non-votes.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Arrow Electronics, Inc. Amended and Restated By-Laws.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: May 8, 2025	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal and Compliance Officer, and Secretary